Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-129932, 333-130567, 333-172423, 333-210486, 333-210844, and 333-234809) of Under Armour, Inc. of our report dated May 24, 2023, relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
May 24, 2023